Exhibit 6.97.1

COUNTER-OFFER

Rece pt s acknow edged of an Offer to purchase the rea property descr bed as: Address 28041 Kawana Court C ty Harvest State AL Z p 35749

dated 01/11/2022, between Seller(s): [redacted]

and Purchaser(s): Arr ved Ho d ngs, LLC or Ass gnee(s)

Such Offer is hereby rejected and the following Counter-Offer is hereby submitted:

1. A terms, prov s ons and cond t ons of the Offer as stated above, rema n the same except as fo ows:

Purchase price to be $275,000
Seller not to contribute to buyer closing costs, settlement charges, prepaids, inspections or survey
To be purchased as is where is

2. The Se er reserves the r ght to accept any other Offer pr or to Purchaser s wr tten acceptance of th s Counter-Offer. Acceptance sha not be effect ve unt persona y rece ved and acknow edged by ____________ (L st ng Agent) as ev denced by s gn ng the B nd ng Agreement Date be ow.
3. Th s Counter-Offer sha exp re un ess a s gned copy of acceptance s de vered to the person(s) mak ng th s Counter-Offer (or the r agent) by ________ ☐ a.m. ☐ p.m. on ____________ (date).
4. Upon acceptance by both part es, as here n spec f ed, th s Counter-Offer together w th the offer of the Purchaser, and any addendums, sha compose the ent re agreement between the part es hereto.

5. **This Counter-Offer is hereby executed by the undersigned and receipt of a copy is hereby acknowledged.**

[redacted] — dotloop verified 01/11/22 11:41 AM EST 2VKI-TRX2-ZOAC-DF0M
DATE

[redacted] — dotloop verified 01/11/22 5:26 PM BOT MTD1-QIBS-MTYD-RJXI
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DATE

6. **The undersigned hereby accept(s) the above Counter-Offer.**

Arrived Holdings Inc., by [redacted] — dotloop verified 01/12/22 9:04 AM PST DS4A-TJKG-SYXE-OCWB
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DATE

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Th s Counter Offer s hereby rejected. INITIALS DATE INITIALS DATE INITIALS DATE

BINDING AGREEMENT DATE: The listing agent confirms that the contract was accepted and delivered to all parties (and/or their representatives) either in writing or electronically and the date to begin contract performance is:

Date: ____________ by ____________

Binding Agreement Date **Listing Agent Signature**